UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2018

Kraton Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34581	20-0411521
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300
Houston, TX 77032
(Address of principal executive offices, including zip code)
281-504-4700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter): Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Private Offering of Senior Notes
On May 24, 2018 (the “Effective Date”), Kraton Polymers LLC, a Delaware limited liability company ( “Kraton LLC”), and Kraton Polymers Capital Corporation, a Delaware corporation (collectively with Kraton LLC, the “Issuers”), wholly-owned subsidiaries of Kraton Corporation (the “Company”), closed their previously announced private offering (the “Notes Offering”) of €290.0 million in aggregate principal amount of 5.25% Senior Notes due 2026 (the “New Notes”) to certain initial purchasers for resale to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act. The New Notes are general senior unsecured obligations of the Issuers and are guaranteed on a senior unsecured basis by the Company and certain of its wholly-owned domestic subsidiaries (collectively, the “Guarantors”).
The New Notes were issued pursuant to an Indenture, dated as of May 24, 2018 (the “Indenture”), among the Issuers, the Guarantors, Wells Fargo Bank, National Association, as Trustee, Deutsche Bank AG, London Branch, as Principal Paying Agent, and Deutsche Bank Luxembourg S.A., as Authenticating Agent, Registrar and Transfer Agent. The New Notes mature on May 15, 2026. The Issuers will pay interest on the New Notes on May 15 and November 15 of each year, commencing on November 15, 2018, at a rate of 5.25% per annum.
At any time prior to May 15, 2021, the Issuers may redeem some or all of the New Notes at a redemption price equal to 100% of the principal amount of the New Notes plus accrued and unpaid interest, if any, to, but not including, the redemption date and a “make-whole” premium. In addition, at any time prior to May 15, 2021, the Issuers may redeem up to 40% of the aggregate principal amount of the New Notes with the net proceeds of certain equity offerings at a redemption price equal to 105.250% of the principal amount of the New Notes plus accrued and unpaid interest, if any, to, but not including, the redemption date. The Issuers may make that redemption only if, after the redemption, at least 50% of the aggregate principal amount of New Notes issued under the Indenture remains outstanding. At any time on or after May 15 of the relevant years listed below, the Issuers may redeem some or all of the New Notes at the prices listed below, plus accrued and unpaid interest, if any, to, but not including, the redemption date: 2021 at a redemption price of 102.6250%; 2022 at a redemption price of 101.3125%; and 2023 and thereafter at a redemption price of 100.0000%. The Issuers will also have the right to redeem all, but not less than all, of the New Notes at a redemption price equal to 100% of the principal amount of the New Notes plus accrued and unpaid interest, if any, to, but not including, the redemption date and certain additional amounts in the event of certain developments affecting taxation with respect to the New Notes.
Upon a Change of Control (as defined in the Indenture) each holder has the right to require the Issuers to offer to repurchase all or any part of such holder’s New Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the repurchase date.
The Issuers are not required to make mandatory sinking fund payments with respect to the New Notes.
The Indenture contains various other covenants and obligations to which the Company and its subsidiaries are subject to while the New Notes are outstanding. The covenants in the Indenture limit the ability of the Company and its subsidiaries to, among other things: (i) incur additional debt; (ii) pay dividends or make other restricted payments; (iii) purchase, redeem or retire capital stock or subordinated debt; (iv) make asset sales; (v) enter into transactions with affiliates; (vi) incur liens; (vii) provide guarantees; (viii) make investments; and (ix) consolidate, amalgamate, combine or merge with any other person. The Indenture also contains customary events of default for transactions of this type and amount.
The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the Indenture and the form of Global Note, attached to this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively, and incorporated by reference into this Item 1.01.
Amendments to Credit Agreement
On the Effective Date, the Company and certain of its subsidiaries entered into (i) a Sixth Amendment to Credit and Guarantee Agreement (the “Sixth Amendment”) and (ii) a Seventh Amendment to Credit and Guarantee Agreement (the “Seventh Amendment” and, together with the Sixth Amendment, the “Amendments”), each relating to the Credit and Guarantee Agreement, dated as of January 6, 2016, among Kraton LLC, as U.S. Borrower, Kraton Polymers Holdings B.V., as the Euro Borrower, the Company, certain subsidiaries of the Company, as guarantors, the Lenders party thereto from time to time, Credit Suisse AG,

Cayman Islands Branch, as Administrative Agent and Collateral Agent, and Nomura Securities International, Inc. and Deutsche Bank Securities Inc., as Syndication Agents (as amended, the “Term Loan Facility”).
Pursuant to the Seventh Amendment, Kraton LLC borrowed an additional $90.0 million in incremental U.S. dollar denominated term loans (the “Incremental Term Loans”) on terms substantially the same to the U.S. dollar denominated term loans currently outstanding under the Term Loan Facility, including with respect to maturity date and interest rate. The Sixth Amendment provided for certain technical amendments to the Term Loan Facility to allow for greater flexibility in the repayment of unsecured indebtedness.
Certain lenders under the Term Loan Facility have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for Company, its subsidiaries, and their respective affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses.
The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the Amendments, attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above regarding the New Notes, the Indenture, the Incremental Term Loans and the Amendments is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.
On the Effective Date, the Company issued a press release announcing the completion of the previously announced refinancing transactions, which include the Notes Offering, the Incremental Term Loans and the previously announced tender offer (the “Tender Offer”) for any and all of the Issuers’ outstanding 10.500% Senior Notes due 2023 (the “10.5% Notes”). The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Item 8.01	Other Events.
In connection with the Tender Offer, the Issuers accepted for purchase $157,591,000 aggregate principal amount of 10.5% Notes (including $100,000 aggregate principal amount of 10.5% Notes that were tendered in accordance with the guaranteed delivery procedures). The completion of the refinancing transactions also satisfies the conditions precedent to the previously announced redemption of the remaining 10.5% Notes on June 13, 2018 (the “Redemption”).
The net proceeds from the Notes Offering and the borrowings of the Incremental Term Loans, together with borrowings under the Company’s existing asset-based revolving credit facility and cash on hand, are being used to fund the consideration and Redemption price plus, in each case, accrued and unpaid interest for the Tender Offer and Redemption, respectively, and the fees and expenses for the refinancing transactions.
The Company has previously reported that it intends to reduce its consolidated net debt by approximately $125 million to $150 million in 2018, after making expected capital expenditures. This target reduction does not give effect to, or contemplate, the refinancing transactions. There can be no assurance the target will be achieved.
This Current Report on Form 8-K does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the 10.5% Notes.
Forward-Looking Statements
Some of the statements in this Current Report on Form 8-K contain forward-looking statements. This Current Report on Form 8-K includes forward-looking statements that reflect the Company’s plans, beliefs, expectations, and current views with respect to, among other things, the Company’s expectations regarding the consummation of the Redemption on the applicable redemption date and the Company’s intentions regarding reductions in consolidated net debt for 2018 . Forward-looking statements are characterized by the use of words such as “outlook,” “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans,” “anticipates,” “foresees” or “future.”

All forward-looking statements in this Current Report on Form 8-K are made based on management’s current expectations and estimates, which involve known and unknown risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. These risks and uncertainties are more fully described in the Company’s latest Annual Report on Form 10-K, including but not limited to “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” therein, and in the Company’s other filings with the Securities and Exchange Commission, and include, but are not limited to, risks related to: completion of the Redemption; the Company’s ability to repay its indebtedness and risks associated with incurring additional indebtedness; the Company’s reliance on third parties for the provision of significant operating and other services; conditions in, and risks associated with operating in, the global economy and capital markets; fluctuations in raw material costs; limitations in the availability of raw materials; competition in the Company’s end-use markets; and other factors of which the Company is currently unaware or deem immaterial. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and the Company assumes no obligation to update such information in light of new information or future events.
Use of Non-GAAP Financial Measures
This Current Report on Form 8-K includes the use of the non-GAAP financial measure consolidated net debt. The Company defines net debt as total debt less cash and cash equivalents (excluding debt and cash and cash equivalents of the Kraton Formosa Polymers Corporation (“KFPC”) joint venture). The Company defines consolidated net debt as net debt plus debt of KFPC less KFPC’s cash and cash equivalents. The Company’s use of this term may vary from the use of similarly titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
4.1
Indenture, dated as of May 24, 2018, among Kraton Polymers LLC and Kraton Polymers Capital Corporation, as Issuers, Kraton Corporation and certain of its wholly-owned domestic subsidiaries, as Guarantors, Wells Fargo Bank, National Association, as Trustee, Deutsche Bank AG, London Branch, as Principal Paying Agent, and Deutsche Bank Luxembourg S.A., as Authenticating Agent, Registrar and Transfer Agent.

4.2	Form of Global Note for the 5.25% Senior Notes due 2026 (included in Exhibit 4.1).
10.1
Sixth Amendment to Credit and Guarantee Agreement, dated as of May 24, 2018, among Kraton Polymers LLC, as U.S. Borrower, Kraton Polymers Holdings B.V., as Euro Borrower, Kraton Corporation, as Parent, certain subsidiaries of Parent, as Guarantors, the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent.

10.2
Seventh Amendment to Credit and Guarantee Agreement, dated as of May 24, 2018, among Kraton Polymers LLC, as U.S. Borrower, Kraton Polymers Holdings B.V., as Euro Borrower, Kraton Corporation, as Parent, certain subsidiaries of Parent, as Guarantors, the Lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Incremental Dollar Term Lender.

99.1	Press Release, dated May 24, 2018, announcing the closing of the refinancing transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Corporation

Date: May 29, 2018	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Executive Vice President and Chief Financial Officer